Exhibit 99.1

NEWS RELEASE	Contact: Scott Kodama skodama@kapalua.com

MAUI LAND & PINEAPPLE APPOINTS MICHAEL S. HOTTA AS CFO

KAPALUA RESORT, Hawaii, April 30, 2020 (BUSINESS WIRE) --

On April 30, 2020, the Board of Directors of Maui Land & Pineapple Company, Inc. appointed Michael S. Hotta as Chief Financial Officer, effective May 26, 2020. Mr. Hotta will also serve as the Company’s Principal Financial Officer.

Born on the island of Maui, Mr. Hotta has more than 25 years of accounting and financial management experience in real estate, hospitality, and food and beverage industries. Prior to joining Maui Land & Pineapple Company, Inc., he served as Chief Operating Officer of DK Restaurants in Honolulu, Hawaii. Mr. Hotta received his bachelor's degrees in Accounting and General Management from Purdue University.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. The Company owns approximately 23,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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